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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-32141) of Big Flower Press Holdings, Inc. on Form S-4 of our reports dated February 14, 1997 appearing in the Annual Report on Form 10-K of Big Flower Press Holdings, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Independent Auditors" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Baltimore, Maryland
August 18, 1997